Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 31, 2023, relating to the financial statements of Graf Acquisition Corp. IV, which is contained in that Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
May 15, 2023